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                                                                    EXHIBIT 10.3


                          SUPPLEMENTAL INDENTURE NO. 2


     SUPPLEMENTAL INDENTURE No. 2 (this "Supplemental Indenture"), dated as of June 29, 2005, among Page Funding, LLC (the "Issuer") and Wells Fargo Bank, National Association (the "Trustee"), as Trustee, amending that certain Indenture dated as of June 30, 2004 (the "Indenture"), among the Issuer, UBS Real Estate Securities Inc. (the "Noteholder") and the Trustee.

     WHEREAS, pursuant to Section 9.2(a) of the Indenture and on the terms and conditions set forth herein, the Issuer and the Trustee desire to amend the Indenture as provided herein and the Noteholder desires to evidence its consent to this Supplemental Indenture.

     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the Issuer and the Trustee hereby agree as follows:

     Section 1. Defined Terms. As used in this Supplemental Indenture capitalized terms have the same meanings assigned thereto in the Indenture.

     Section 2. Amendment of Granting Clause. The "Granting Clause" of the Indenture is hereby amended as follows:

          (A) The words "Lockbox Account" in clause (h) of the Granting Clause are hereby deleted and replaced with the words "Lockbox Accounts".

          (B) Clause (m) of the Granting Clause (as reflected in the Indenture immediately prior to this Supplemental Indenture) shall be clause (n) upon the effectiveness of this Supplemental Indenture; and

          (C) Clause (m) of the Granting Clause (as reflected in the Indenture upon the effectiveness of this Supplemental Indenture) shall read as follows:

               "(m) each TFC/MFN Assignment; and".

     Section 3. Amendment of Section 3.10(a)(vii). Section 3.10(a)(vii) of the Indenture is hereby deleted in its entirety and replaced with the following:

     "(vii) the Issuer shall have given the Noteholder written notice of such consolidation or merger at least 10 Business Days prior to the consummation of such action and shall have received the prior written approval of the Noteholder to such consolidation or merger and the Issuer or the Person (if other than the Issuer) formed by or surviving such consolidation or merger has a net worth, immediately after such consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the Issuer immediately prior to giving effect to such consolidation or merger."


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     Section 4. Amendment of Section 5.1(a)(xi). Section 5.1(a)(xi) of the
Indenture is hereby deleted in its entirety and replaced with the following:

          "(xi) a notice of termination with respect to any Lockbox Agreement shall have been delivered, or a termination of any Lockbox Agreement shall have otherwise occurred, and a replacement Lockbox Bank acceptable to the Noteholder shall not have executed a Lockbox Agreement in form and substance satisfactory to the Noteholder within 30 days of such notice;"

     Section 5. Amendment of Section 5.4(iii). Section 5.4(iii) of the Indenture is hereby amended by deleting the words "Issuer Secured Parties" and replacing such words with "Noteholder."

     Section 6. Amendment of Article V. Article V of the Indenture is hereby amended by adding the following Section 5.17 to such Article:

          "Section 5.17. Consequences of TFC Funding Termination Event. Upon a responsible officer of the Issuer having notice or actual knowledge thereof, the Issuer agrees to give the Trustee, the Noteholder and the Rating Agencies prompt written notice of any TFC Funding Termination Event. Upon the occurrence and continuation of a TFC Funding Termination Event, the Noteholder may terminate CPS and TFC as the Servicer and subservicer, respectively, of the TFC Receivables, and direct the Trustee to sell the TFC Receivables or any portion thereof or rights or interest therein, at one or more public or private sales (including, without limitation, the sale of the TFC Receivables in connection with a securitization thereof) called and conducted in any manner permitted by applicable law. The proceeds of any such sale shall be applied first, to cure any Borrowing Base Deficiency, second, to reimburse the Trustee for any amounts to which it is entitled under this Indenture, and, third, any remaining amounts shall be distributed to CPS. Upon the occurrence of a TFC Funding Termination Event, no future Advance may be made with respect to a TFC Receivable or a Clean-up Call Receivable."

     Section 7. Amendment of Section 6.10(c). Section 6.10(c) of the Indenture is hereby amended by deleting the word "invest" and replacing such word with "vest".

     Section 8. Amendment of Section 8.2 . Section 8.2 of the Indenture is hereby amended by adding the following new clause (c):

          (c) The Trustee shall, upon the order of the Noteholder, release such portion of the Trust Estate as may be specified by such Noteholder in writing, and shall thereafter execute and deliver such instruments prepared by the Servicer as may be necessary to release the lien of the Trustee in such assets of the Trust Estate upon the conditions precedent set forth in such order.

     Section 9. Amendment to Section Annex A-1. Annex A-1 is hereby deleted and replaced with Exhibit A attached hereto. Upon the effectiveness of this Supplemental Indenture, the Issuer shall, upon the cancellation and return of the outstanding Variable Funding Note, issue a new Variable Funding Note in the form of Annex A-1 as amended by this Supplemental Indenture, which Variable Funding Note shall be the "Note" for all purposes of the Indenture on and after the effectiveness of this Supplemental Indenture.


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     Section 10. Effectiveness. This Supplemental Indenture shall be effective from and after the date hereof.

     Section 11. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS SUPPLEMENTAL INDENTURE AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

     Section 12. Severability; Counterparts. This Supplemental Indenture may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Supplemental Indenture which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 13. Captions. The captions in this Supplemental Indenture are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Supplemental Indenture as of the date first written above.

                                           PAGE FUNDING, LLC


                                           By: /s/


                                           WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION, not in its individual
                                           capacity, but solely in its
                                           capacity as Trustee


                                           By: /s/


CONSENTED TO BY:

UBS REAL ESTATE SECURITIES INC.,
as Noteholder


By: /s/




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